CONFIDENTIAL TREATMENT REQUESTED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.17

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of the 29th of August, 2018, by and between Mortgage Guaranty Insurance Corporation (“MGIC” or the “Company”), a Wisconsin corporation, with its principal place of business located at 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, on behalf of itself, its parent, subsidiaries and affiliated corporations (individually and collectively referred to as “MTG”) and Jeffrey H. Lane (“Lane”).

WITNESSETH:

WHEREAS, Lane currently is employed by MGIC as its Executive Vice President and General Counsel; and

WHEREAS, Lane previously has indicated to MGIC his desire to resign as an officer and employee of MGIC and its affiliated companies, and his resignation is to become effective upon his retirement on August 31, 2018; and

WHEREAS, following Lane’s retirement, MGIC desires to retain, the consulting services of Lane, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lane and MGIC hereby agree as follows:

1.Confirmation of Retirement and Resignation. Lane shall retire and resign all of his officer and employee positions with MTG, effective as of the close of MGIC’s business on August 31, 2018 (the “Retirement Date”).

2.Consulting Assignments. Following the Retirement Date, Lane will provide consulting services (the “Services”) to MTG related to the oversight of the following matters: (i) [***], (ii) the pending mortgage insurance linked notes transaction (the “Notes Transaction”) and (iii) such matters as the parties may mutually agree (the “Other Matters”). It is understood that ultimate oversight of such matters will reside with MGIC.

3.Compensation. MGIC shall pay Lane the following amounts for the Services rendered by him hereunder:

(a)    Fee. MGIC shall pay Lane a consulting fee (the “Fee”) in the amount of Fifty Thousand Dollars ($50,000.00) per month, to be paid in arrears, on or about the last business day of each month through the Termination Date, as defined in Paragraph 9 hereof. Lane shall not be required to, and the parties do not anticipate he will, work more than twenty percent (20%) of the average time that he worked over the 36 months ending on August 31, 2018, which average time the parties have determined is 1,800 hours, expressed on an annual basis. Because there is no IRS guidance on how such average time is to be allocated to any work period, and without creating an admission that the following is required by Internal Revenue Code Section 409A, Lane shall not be required to work in any work week more hours than the quotient of dividing 180 by 26, except that for the four-day work week ending February 28, 2019, such number of hours shall be 80% of such quotient. Accordingly, it is intended that he has a “separation from service” for purposes of Internal Revenue Code Section 409A.

(b)    Reimbursable Expenses. In addition to the Fee, MGIC shall pay or reimburse Lane for reasonable travel expenses (“Reimbursable Expenses”), if any, incurred by Lane in performing the Services.

(c)    Invoices. Lane shall prepare and send to MGIC invoices on a monthly basis itemizing all Reimbursable Expenses incurred by him during the previous month pursuant to this Agreement. MGIC shall pay or reimburse Lane for the Reimbursable Expenses reflected on such invoices within thirty (30) days after MGIC’s receipt of such invoices.

4.Confidentiality. Lane hereby acknowledges and agrees that MTG is engaged in a service business involving Confidential Information, that such Confidential Information is used by MTG in its business to obtain a competitive advantage over competitors, and that the success of MTG’s business is in large part due to MTG’s exclusive retention of said Confidential Information. Lane further acknowledges that the protection of such Confidential Information against unauthorized disclosure and use is of critical importance to MTG in maintaining its competitive position. Accordingly, Lane agrees that the following terms and conditions shall apply to all Confidential Information:

A.    For purposes of this Agreement, the term “Confidential Information” means any information that is, or should reasonably be understood to be, confidential or proprietary to MTG and shall include, without limitation, all data, reports, specifications, know how, programs, plans, strategies, marketing research, documents, methodologies, procedures, forms, employee, customer and supplier information, systems, software, Work Product (as defined in Section 7 hereof), and other materials and information concerning MTG or its activities which Lane may have obtained during the course of his employment, may be provided, may come in contact with, or may develop during the course of this relationship, that are not generally available to the public.

B.    All Confidential Information will be used by Lane only for the purpose of providing Services to MTG.

C.    Lane will not reproduce or duplicate any Confidential Information without the written consent of MGIC, except in connection with providing the Services to MTG.

D.    Except as otherwise required by any law, court order or subpoena, or in connection with providing the Services to MTG, Lane will not disclose, make any independent use of, publish, furnish, sell, assign or transfer any Confidential Information to any third party, or authorize anyone else to disclose, publish, furnish, sell, assign or transfer any Confidential Information to any person or entity, without the prior written approval or instruction of an authorized officer of MGIC.

E.    Lane agrees that if he is contacted by a government agency or receives a valid subpoena, court order, or other legal process that would potentially require disclosure of Confidential Information, he will provide the Company’s General Counsel with adequate written notice so that MTG may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If MTG seeks a protective order, Lane shall provide such cooperation as MGIC shall reasonably request, at MGIC’s expense.

F.    The terms, conditions and provisions of this Section 4 shall survive the expiration and termination of this Agreement.

5.[Intentionally deleted.]

6.Return of Documents and Records. Lane hereby acknowledges and agrees that all written or electronically stored materials received by Lane from MTG during the course of this Agreement are, and will remain at all times, the sole property of MTG. Promptly upon the expiration or termination of this Agreement for any reason, or at any other time upon request by MGIC, Lane will promptly deliver to MGIC all documents and records, and other Confidential Information, in the possession or under the control of Lane which pertain to MTG, any of its activities, or any of Lane’s Services provided hereunder.

7.Work Product. The work product of Lane shall include, without limitation, all tangible products, reports, plans, programs, procedures, recommendations, forms, information recorded by any medium, documents, written materials, inventions, software, data, and any and all other work product, or any portion thereof, prepared, generated or provided by Lane in connection with Lane’s performance under this Agreement (“Work Product”). All Work Product shall be deemed “Work Made for Hire” and shall be the sole property of MTG. Lane hereby assigns all rights, title and interest to MTG in any and all Work Product, and all drafts thereof, including, without limitation, all worldwide copyright, trademark, trade secret and other proprietary rights in such Work Product. Lane further agrees to execute any documentation reasonably required by MGIC in the future to reflect MTG’s rights in and to such Work Product.

8.Independent Contractor; Indemnity. In the performance of Services hereunder, Lane shall be an independent contractor and not an employee or agent of MTG. Lane shall have no authority to enter into agreements on behalf of MTG or otherwise bind MGIC to any third party. Lane shall have no authority to act in any way as a representative of MTG, unless otherwise expressly agreed in writing by MGIC. Lane shall not be subject to set hours of work and will determine the time and manner in which the Services are performed, consistent with the needs of [***], the Notes

Transaction and the Other Matters.  Nothing herein is intended to preclude Lane’s simultaneous or subsequent engagement by third parties provided only that such services do not interfere with Lane’s obligations under this Agreement, are consistent with Lane’s duties of confidentiality provided for herein, and do not otherwise violate or breach Lane’s covenants and obligations set forth herein or in the Agreement Not to Compete entered into in favor of MTG on or about the date hereof (the “Non-Compete”).

MTG shall provide an office from which Lane may provide the Services, permit Lane to park during the business day in visitor parking and provide him access to such office comparable to the access he has at the date hereof; however, Lane shall not be expected to work from the MTG office and shall be permitted to provide the Services from his personal premises. Except to the extent provided in the last paragraph of this Paragraph 8, Lane shall supply all Services hereunder at his own risk and Lane shall not, by virtue of this Agreement or the performance of Services hereunder, be entitled to Worker’s Compensation Insurance or any other insurance or benefits provided by MTG as a result of this Agreement or the performance of Services hereunder. Lane shall make his/her own arrangements for insurance at Lane’s sole cost, which insurance shall be Lane’s sole and exclusive remedy for any damage or personal injury suffered in connection with this Agreement. No person engaged by Lane shall be entitled to compensation or benefits of any kind from MGIC. Neither Lane, nor anyone employed or retained by Lane, shall be eligible to participate in or be covered by any employee benefit plan or program sponsored by or through MTG as a result of this Agreement or the performance of Services hereunder.

Each of MGIC and MGIC Investment Corporation shall severally indemnify and advance expenses to Lane on the same terms (including the procedure he is entitled to use to have his right to indemnification and expense advancement determined) as in their respective Bylaws in effect on the date hereof in connection with Lane’s performance of the Services as if Lane were performing the Services as an Officer for purposes of such Bylaws. Lane shall be responsible for the payment of applicable taxes and imposts levied or based upon the income of Lane or the fees payable to Lane by MGIC including, but not limited to, SECA and federal, state and local income taxes, unemployment insurance taxes; and any other income and employment taxes or levies.

9.Termination. Either party may terminate this Agreement if the other party is in material breach of an obligation that is not cured within 10 calendar days’ notice of such breach. A breach by Lane of any covenant or obligation in the Non-Compete shall be an incurable breach of an obligation under this Agreement. Unless previously terminated, this Agreement shall terminate upon the earliest of (i) the death or incapacitation of Lane, and (ii) February 28, 2019. The date this Agreement terminates (if applicable, in accordance with the time or date at which notice is effective under Paragraph 12) shall be referred to herein as the “Termination Date.” If this Agreement is terminated for any reason, Lane shall be paid the accrued Fee through the Termination Date (as the same may be prorated, to the extent the Termination Date is not the last business day of the month) and all Reimbursable Expenses incurred prior to the Termination Date which have not been previously paid by MGIC.

10.Assignment and Subcontracting. This Agreement may be assigned by MGIC to MGIC Investment Corporation, the parent of MGIC, or to any direct or indirect subsidiary of MGIC Investment Corporation, but no assignment shall relieve MGIC of any of its obligations hereunder. This Agreement may not otherwise be subcontracted or assigned by either party without the prior, express, written consent of the other party hereto.

11.Survival. Rights and obligations under this Agreement which by their nature should survive (such as Lane’s rights to indemnification and expense advancement under the last paragraph of Paragraph 8 hereof) will remain in effect after termination of this Agreement.

12.Notices. Unless otherwise specified, all notices required or permitted to be given under this Agreement must be in writing to be effective and must be: (i) delivered to the party (in which event the notice is effective at the time of delivery); or (ii) mailed by regular, certified or registered mail (in which event the notice is effective as of the second Business Day following mailing, regardless of actual receipt, if sent by certified or registered mail or, upon receipt, if sent by regular mail); or (iii) sent by an express delivery service with guaranteed next Business Day delivery (in which event the notice is effective on the first Business Day following delivery to such carrier, regardless of actual receipt) Notices must be addressed to the appropriate party, as follows:

If to MGIC:

Mortgage Guaranty Insurance Corporation
            250 East Kilbourn Avenue
Milwaukee, WI 53202

Attention: Senior Vice President-Human Resources

If to Lane:

Jeffrey H. Lane
At his home address in the records of the Company at the date hereof

13.Advertising and Promotional Activities. Lane shall not use, in any advertising or promotional material or media, MTG’s name or logo, or otherwise identify MTG as a client of Lane, without MGIC’s prior written consent.

14.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.Governing Law. This Agreement shall be governed by, construed and interpreted under the laws of the State of Wisconsin without reference to such State’s conflict of laws principles.

16.Waiver. Failure or delay by either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition. A waiver of any breach or default under this Agreement shall not constitute a waiver of any subsequent breach or default.

17.Amendments. No modification or amendment of this Agreement shall be binding unless in writing and signed by the party sought to be bound.

18.Title and Headings. The title and section headings of this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not be construed to limit, expand, or otherwise modify the effect of any provision of this Agreement.

19.Severability. If any term or provision of this Agreement, or the application thereof, shall to any extent be invalid or unenforceable, and the intent of the parties hereto in entering into this Agreement is not materially frustrated or negated thereby, the remainder of this Agreement, or the application of such term or provision to circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and shall be enforced to the full extent permitted by law.

20.Entire Agreement. Each of the parties hereby acknowledges that it has read this Agreement and understands and agrees to be bound by its terms and conditions. This Agreement is the complete and exclusive statement of the agreement between the parties hereto which supersedes all prior agreements, offers, proposals, understandings and other communications between the parties hereto, oral or written, regarding the subject matter hereof. For the avoidance of doubt, the communication delivered on August 22, 2018 from MGIC Investment Corporation to Lane regarding the waiver of the forfeiture of RSUs and bonus determination and payment is not “regarding the subject matter hereof.”

IN WITNESS WHEREOF, MGIC and Lane have executed this Agreement as of the date first set forth above.

MORTGAGE GUARANTY INSURANCE            JEFFREY H. LANE
CORPORATION

By:/s/ Patrick Sinks                    /s/ Jeffrey H. Lane
Patrick Sinks
President and Chief Executive Officer

MGIC Investment Corporation is signing below solely for the purposes of agreeing to the first sentence of the last paragraph of Paragraph 8 of the foregoing agreement:

MGIC INVESTMENT CORPORATION

By:/s/ Patrick Sinks
Patrick Sinks
President and Chief Executive Officer